Exhibit 10.2

AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT

This Amendment No. 2 to Employment Agreement (this “Amendment”) is entered into as of this 9th day of May, 2013, by and between Aegerion Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and Mark Sumeray (the “Employee”).

WHEREAS, Employee and Company are parties to a certain Employment Agreement, dated as of August 1, 2011, as amended by Amendment No. 1 to Employment Agreement (“Amendment No. 1”), dated as of September 1, 2011 (the “Employment Agreement”); and

WHEREAS, the parties have agreed to amend certain provisions of the Employment Agreement;

NOW THEREFORE, in consideration of the mutual promises set forth in this Agreement, Company and Employee agree as follows:

1.	Amended Provision. Company and Employee agree that, effective as of December 31, 2013 (the “Allowance End-date”), the second paragraph of Section 6 of the Employment Agreement, as added by Amendment No. 1, is deleted in its entirely, and the Company shall have no further payment obligation under such paragraph with respect to the rental allowance, gross-amount amount or commuting expenses.

2.	Certain Relocation Costs. In connection with Employee’s relocation to the greater Boston, MA area, the Company will reimburse Employee for the following costs:

(i)	The reasonable out-of-pocket costs incurred by the Employee to move the Employee’s household goods from New Jersey to the Boston, MA area;

(ii)	Reasonable and customary legal costs associated with the sale of the Employee’s residence in New Jersey and the purchase of a new residence in the greater Boston, MA area, provided such sale occurs while the Employee is an employee of the Company and prior to December 31, 2013.

For the sake of clarity, except for amounts paid under Section 6(b) prior to the Allowance End-date, the Employee will not be entitled to be reimbursed for temporary living costs.”

3.	Other Provisions. The Employment Agreement, as modified by Section 1 of this Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment is signed by each of the parties as of the effective date specified in the first paragraph.

AEGERION PHARMACEUTICALS, INC.		EMPLOYEE

By:	/s/ Mary Weger	By:	/s/ Mark Sumeray
	Mary Weger Senior Vice President, Human Resources		Mark Sumeray